EXHIBIT 99.1

Nanophase Reports First Quarter 2014 Financial Results

The Company's Financial Conference Call is Scheduled for May 1, 2014 at 11am EDT

ROMEOVILLE, Ill., April 30, 2014 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB:NANX), a technology leader in nanomaterials and advanced nanoengineered products, today reported financial results for the first quarter ended March 31, 2014.

"This year, revenue will trend differently than in 2013. The first quarter was our strongest revenue quarter last year, with subsequent quarters coming in lighter. For 2014, we expect new revenue streams to be added as the year moves along for a more balanced result. In addition, I would point out that our bottom line beat even that of our highest revenue quarter last year," commented Nanophase CEO and President Jess Jankowski.

First Quarter 2014 Financial Highlights

  Revenue for the first quarter was $2.6 million, vs. the $3.0 million reported during the first quarter of 2013.
  The net loss for the quarter was $0.4 million, or a loss of $0.02 per share, compared to a net loss of $0.5 million, or $0.02 per share, for the comparable 2013 quarter.
  The Company finished the quarter with approximately $2.2 million in cash and cash equivalents; the company has no debt.

Jankowski continued, "The markets in both the battery and energy control areas that we are targeting are very well developed and defined, as is our expansion in surface finishing technologies, where we have had some initial success. We believe we have a strong value proposition in each, and each fits nicely within our core competencies. Continuing to develop a focused group of new initiatives, on top of steady improvement in the existing business, should make us a stronger company in 2014 and put us where we all want to be in terms of future growth potential."

Shareholders and members of the financial community are encouraged to participate in the upcoming conference call, where Mr. Jankowski will discuss the company's current and long-term prospects.

First Quarter 2014 Conference Call

The Nanophase conference call, to be hosted by Jess Jankowski, the Company's President & CEO, is scheduled for May 1, 2014, at 10:00 a.m. CDT, 11:00 a.m. EDT. The conference call dial-in number for U.S. callers is 877-312-8776 and for international callers is 408-774-4007. The conference ID is 11941183. Please dial in to the conference at least five minutes before the call is scheduled to begin.

The call may also be accessed through the company's website, at www.nanophase.com, by clicking on the link under News Center and Calendar of Events to listen to a webcast of the event.

Use of Non-GAAP Financial Information

Nanophase believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Nanophase Technologies

Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2008 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media.

Forward-Looking Statements

This press release contains words such as "expects," "shall," "will," "believes," and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company's current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company's results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company's dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company's nanocrystalline materials; the Company's manufacturing capacity and product mix flexibility in light of customer demand; the Company's limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company's dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company's Form 10-K filed March 28, 2014. In addition, the Company's forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

NANOPHASE TECHNOLOGIES CORPORATION

BALANCE SHEETS

ASSETS	March 31, 2014 (Unaudited)	December 31, 2013

Current assets:
Cash and cash equivalents	$ 2,148,112	$ 3,276,132
Investments	30,000	30,000
Trade accounts receivable, less allowance for doubtful accounts of $6,000 on March 31, 2014 and on December 31, 2013	1,129,434	52,173
Other receivables, net	319	644
Inventories, net	930,566	976,110
Prepaid expenses and other current assets	250,388	201,622
Total current assets	4,488,819	4,536,681

Equipment and leasehold improvements, net	2,319,620	2,464,089
Other assets, net	26,731	27,346
	$ 6,835,170	$ 7,028,116

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of capital lease obligations	$ 30,983	$ 30,514
Accounts payable	753,732	502,935
Accrued expenses	259,233	323,214
Total current liabilities	1,043,948	856,663

Long-term portion of capital lease obligations	2,668	10,593
Long-term deferred rent	629,857	632,652
Asset retirement obligations	161,494	159,959
	794,019	803,204

Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and no shares issued and outstanding	--	--
Common stock, $.01 par value, 35,000,000 shares authorized; 28,481,496 shares issued and outstanding on March 31, 2014 and December 31, 2013	284,815	284,815
Additional paid-in capital	95,819,316	95,761,431
Accumulated deficit	(91,106,928)	(90,677,997)
Total stockholders' equity	4,997,203	5,368,249
	$ 6,835,170	$ 7,028,116
NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended March 31,
	2014	2013

Revenue:
Product revenue	$ 2,575,761	$ 2,975,721
Other revenue	9,201	3,632
Total revenue	2,584,962	2,979,353

Operating expense:
Cost of revenue	1,877,273	2,073,098
Gross profit	707,689	906,255

Research and development expense	337,387	428,730
Selling, general and administrative expense	798,000	960,668
Loss from operations	(427,698)	(483,143)
Interest income	370	317
Interest expense	(1,603)	(7,354)
Other, net	--	6,000
Loss before provision for income taxes	(428,931)	(484,180)

Provision for income taxes	--	--
Net loss	$ (428,931)	$ (484,180)

Net loss per share-basic and diluted	$ (0.02)	$ (0.02)

Weighted average number of basic and diluted common shares outstanding	28,481,496	28,466,717

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE

(Unaudited)

	Three months ended March 31,
	2014	2013
Revenue:
Product revenue, net	$ 2,575,761	$ 2,975,721
Other revenue	9,201	3,632
Total revenue	2,584,962	2,979,353

Operating expense:
Cost of revenue detail:
Depreciation	149,083	179,732
Non-Cash equity compensation	7,112	7,597
Other costs of revenue	1,721,078	1,885,769
Cost of revenue	1,877,273	2,073,098
Gross profit	707,689	906,255

Research and development expense detail:
Depreciation	27,635	33,078
Non-Cash equity compensation	16,142	21,174
Other research and development expense	293,610	374,478
Research and development expense	337,387	428,730

Selling, general and administrative expense detail:
Depreciation and amortization	9,467	13,415
Non-Cash equity compensation	33,422	48,231
Other selling, general and administrative expense	755,111	899,022
Selling, general and administrative expense	798,000	960,668
Loss from operations	(427,698)	(483,143)
Interest income	370	317
Interest expense	(1,603)	(7,354)
Other, net	--	6,000
Loss before provision for income taxes	(428,931)	(484,180)
Provision for income taxes	--	--
Net loss	$ (428,931)	$ (484,180)

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	1,233	7,037
Addback Depreciation/Amortization	186,185	226,225
Addback Non-Cash Equity Compensation	56,676	77,002

Adjusted EBITDA	$ (184,837)	$ (173,916)
CONTACT: Nancy Baldwin
         Investor Relations
         630-771-6708